UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Floor 30 Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.             Material Modification to Rights of Security Holders.

On April  1, 2013, the Board of Directors of Atlantic Power Corporation (the “Company”) adopted an advance notice policy (the “Advance Notice Policy”), which includes a provision that requires advance notice to the Company in circumstances where nominations of persons for election to the Company’s Board of Directors (the “Board of Directors”) are made by shareholders of the Company other than pursuant to: (i) a proposal made in accordance with the Business Corporation Act (British Columbia) (the “Act”); or (ii) a requisition of the shareholders made in accordance with the Act.  Among other things, the Advance Notice Policy fixes a deadline by which shareholders of the Company must submit director nominations to the corporate secretary of the Company prior to any annual or special meeting of shareholders and sets forth the specific information that a shareholder must include in such notice for an effective nomination to occur.  Pursuant to the Advance Notice Policy, no person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Policy.

Pursuant to the Advance Notice Policy, in the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made by the Company, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.  The Advance Notice Policy is effective and in full force and effect as of the date it was approved.  The Advance Notice Policy will be put to shareholders of the Company for approval at the Company’s next meeting of shareholders and if it is not confirmed at the meeting, will terminate and be of no further force and effect.

The foregoing summary of the Advance Notice Policy is qualified in its entirety by reference to the full text of the Advance Notice Policy, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.             Other Events.

On April 1, 2013, the Board of Directors adopted a majority voting policy (the “Majority Voting Policy”).  Under the Majority Voting Policy, a director in an uncontested election who receives more votes withheld than cast in favor of his or her election will be required to tender his or her resignation to the Board of Directors following the applicable meeting of the Company’s shareholders. The resignation will be effective when accepted by the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will consider whether or not to accept the offer of resignation and will recommend to the Board of Directors whether or not to accept the resignation.  With the exception of special circumstances that would warrant the continued service of the applicable director on the Board of Directors, the Nominating and Corporate Governance Committee expects that resignations will be recommended for acceptance and accepted by the Board of Directors.  Within 90 days following the applicable meeting of the shareholders, the Board of Directors will make a decision, on the Nominating and Governance Committee’s recommendation.  The Board of Directors will announce its decision (including, if applicable, the reasons for not accepting any resignation) via press release in accordance with applicable securities laws, rules and regulations. The Majority Voting Policy is effective upon adoption and will apply to the Company’s 2013 election of directors.

The foregoing summary of the Majority Voting Policy is qualified in its entirety by reference to the full text of the Majority Voting Policy, which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

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Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Advance Notice Policy dated April 1, 2013.
99.2	Majority Voting Policy dated April 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: April 2, 2013	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Advance Notice Policy dated April 1, 2013.
99.2	Majority Voting Policy dated April 1, 2013.

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